Exhibit 8(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                            Amendment #2 to Exhibit A

Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Investment Portoflios is hereby amended by adding the following to the List of Portfolios:



Global Emerging Markets Equity Portfolio
International Small Company Equity Portfolio


Dated as of October 8, 1997               BT INVESTMENT PORTFOLIOS



                                          By:/s/ Charles L. Davis, Jr.
                                          Name:  Charles L. Davis, Jr.
                                          Title:  Vice President



                                          BANKERS TRUST COMPANY



                                          By:/s/ Brian W. Wixted
                                          Name:  Brian W. Wixted
                                          Title:  Vice President